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                                                                   Exhibit 23.1

                         Consent of Arthur Andersen LLP

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the registration of 1,300,000 shares of Common Stock, $0.01 par value, of SpectraLink Corporation authorized for issuance pursuant to the SpectraLink Corporation Stock Option Plan and the SpectraLink Corporation Employee Stock Purchase Plan of our report dated February 2, 1998, with respect to the financial statements of SpectraLink Corporation included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                       ARTHUR ANDERSEN LLP

Denver, Colorado
July 9, 1998